UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2018

KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

151 S. El Camino Drive,
Beverly Hills, California 90212
(Address of principal executive offices, including zip code)

(310) 887-6400
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    DEPATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)    On October 31, 2018, the board of directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”), upon the recommendation of the Company’s Nominating Committee, elected Mr. Richard Boucher and Mr. Trevor Bowen as new directors of the Company, effective October 31, 2018. Mr. Boucher will serve as a member of the class of directors whose term will expire at the 2021 annual meeting of stockholders of the Company. Mr. Bowen will serve as a member of the class of directors whose term will expire at the 2019 annual meeting of stockholders of the Company.

Mr. Boucher served as Group Chief Executive Officer and Executive Director of the Bank of Ireland Group from February 2009 until his retirement in October 2017. Mr. Boucher joined the Bank of Ireland Group in 2004 where he also served as the Chief Executive of Retail Financial Services Ireland and as the Chief Executive for Corporate Banking. Prior to joining the Bank of Ireland Group, Mr. Boucher served as Regional Managing Director for Corporate Banking, London and South East England for the Royal Bank of Scotland. There are currently no arrangements or understandings between Mr. Boucher and any other persons pursuant to which he was elected as a director of the Company and Mr. Boucher is not party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. Boucher was determined to be independent by the Board pursuant to the applicable independence requirements of the New York Stock Exchange.

Mr. Bowen previously served as a director and part owner of Principle Management Limited from 1996 to 2013. Prior to forming Principle Management Limited, Mr. Bowen served as a partner at KPMG Ireland for 11 years with responsibility for KPMG Ireland’s banking practice. Mr. Bowen currently serves as a non-executive director of six wholly-owned or controlled foreign subsidiaries of the Company. There are currently no arrangements or understandings between Mr. Bowen any other persons pursuant to which he was elected as a director of the Company and Mr. Bowen is not party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. Bowen was determined to be a non-independent director by the Board pursuant to the applicable independence requirements of the New York Stock Exchange.

In connection with their election to the Board and in accordance with the Company’s non-employee director compensation policies, the Board approved an annual retainer fee to each of Mr. Boucher and Mr. Bowen of $150,000 in connection with their service as non-employee directors.

(e)     On October 31, 2018, the Company, through its wholly owned subsidiary, Kennedy-Wilson Inc., entered into amendments to its employment agreements with William J. McMorrow, the Company’s Chief Executive Officer and Chairman of the Board of Directors, Mary L. Ricks, the Company’s President, Justin Enbody, the Company’s Chief Financial Officer, Kent J. Mouton, the Company’s Executive Vice President, General Counsel, and Matthew Windisch, the Company’s Executive Vice President.

Pursuant to their respective employment agreement amendments, the employment agreements for Mr. McMorrow and Ms. Ricks were extended for an additional four-year term through August 6, 2025 and the employment agreements for Messrs. Mouton, Windisch and Enbody were extended for an additional four-year term through December 29, 2023, in each case, subject to earlier termination as set forth therein.

The above description of the employment agreement amendments is qualified by reference to the full text of the amendments, which are filed as exhibits to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Seventeenth Amendment to Employment Agreement, dated as of October 31, 2018, by and between Kennedy-Wilson, Inc. and William J. McMorrow.
10.2	Sixth Amendment to Employment Agreement, dated as of October 31, 2018, by and between Kennedy-Wilson, Inc. and Mary L. Ricks.
10.3	First Amendment to Employment Agreement, dated as of October 31, 2018, by and between Kennedy-Wilson, Inc. and Justin Enbody.
10.4	First Amendment to Employment Agreement, dated as of October 31, 2018, by and between Kennedy-Wilson, Inc. and Kent Y. Mouton.
10.5	First Amendment to Employment Agreement, dated as of October 31, 2018, by and between Kennedy-Wilson, Inc. and Matthew Windisch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Date: October 31, 2018	By:	/s/ Justin Enbody
	Name:	Justin Enbody
	Title:	Chief Financial Officer